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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan of Gensia Sicor Inc. of our report dated March 4, 1998 with respect to the consolidated financial statements of Gensia Sicor Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, as filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP


San Diego, California
August 26, 1998

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